Letterhead Chavez & Koch

Business Consultants and Certified Public Accountants, Limited

Consent of Independent Certified Public Accountants

We hereby consent to the incorporation by reference in the Registration Statement of MaxxZone.com, Inc. on Form S-8, of our report dated April 2, 2002, on our audit of the financial statements of MaxxZone.com, Inc. as of and for the year ended December 31, 2001, which report is included in the Annual Report on Form 10K-SB.

Chavez & Koch
February 13, 2003
Henderson, Nevada